Exhibit 10.1

Mortgage Loan No. 12701

PROMISSORY NOTE

$97,000,000.00	June 28, 2012

FOR VALUE RECEIVED, KR MML 12701, LLC, a Delaware limited liability company, with an address of 12200 West Olympic Boulevard, Suite 200, Los Angeles, California  90064 (“Borrower”), hereby promises to pay to the order of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, and its successors and assigns (“Lender”), the principal sum of NINETY-SEVEN MILLION AND 00/100 DOLLARS ($97,000,000.00), or so much thereof as shall have been advanced from time to time, in lawful money of the United States of America and in immediately available funds to the account of Lender, pursuant to written instructions provided by Lender to Borrower, on the dates and in the principal amounts provided in the Agreement (as hereinafter defined), and to pay interest on the unpaid principal amount of such Loan, in like money and funds, for the period commencing on the date of the Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.  This Note may not be prepaid other than as expressly provided in the Agreement.

The date, amount, and interest rate of the Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books, provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loan made by Lender.

This Note is the Promissory Note referred to in that certain Loan Agreement of even date herewith (as modified and supplemented and in effect from time to time, the “Agreement”) between Borrower and Lender, and evidences the Loan made by Lender pursuant to the Agreement.

Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement. This Note is secured by, and has the benefit of, the Mortgage encumbering all of the Mortgaged Property, the Assignments of Leases and Rents with respect to the Mortgaged Property, and the liens and security interests granted in the other Loan Documents.  This Note is subject to the terms and provisions of the Agreement.

The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment of this Note, in whole or in part, upon the terms and conditions specified therein.

Notwithstanding anything contained herein to the contrary, Borrower’s liability hereunder is subject to the limitation on liability provisions of Article 11 of the Agreement, which Article 11 is incorporated herein by reference, mutatis mutandis, as if such Article 11 was set forth in full herein.

This Note shall be governed by, and construed in accordance with, the laws of the State of California.

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IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

BORROWER:	KR MML 12701, LLC,
a Delaware limited liability company

	By:	Kilroy Realty, L.P.,
a Delaware limited partnership,
its sole managing member

		By:	Kilroy Realty Corporation,
a Maryland corporation,
its general partner

			By:	/s/Joseph E. Magri
			Name:	Joseph E. Magri
			Its:	Vice President and Corporate Counsel

			By:	/s/Michelle Ngo
			Name:	Michelle Ngo
			Its:	Vice President and Treasurer

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